UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2018

VEREIT, INC.

VEREIT OPERATING PARTNERSHIP, L.P.

(Exact name of registrant as specified in its charter)

Maryland Delaware	001-35263 333-197780	45-2482685 45-1255683
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

2325 E. Camelback Road, Suite 1100

Phoenix, AZ 85016

(Address of principal executive offices, including zip code)

(800) 606-3610

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

VEREIT, Inc.	VEREIT Operating Partnership, L.P.

Emerging growth company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

VEREIT, Inc. ☐         VEREIT Operating Partnership, L.P. ☐

Item 8.01.	Other Events.

On October 4, 2018, the operating partnership of VEREIT, Inc., a Maryland corporation (“VEREIT”), VEREIT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership” and together with VEREIT, the “Company”), and VEREIT, as guarantor, entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, BMO Capital Markets Corp., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SMBC Nikko Securities America, Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Operating Partnership agreed to issue and sell to the Underwriters $550 million aggregate principal amount of the Operating Partnership’s 4.625% Senior Notes due 2025 (the “Notes”) at an issue price of 99.328%. Interest on the Notes will be payable in cash and will accrue at a rate of 4.625% per annum. The Notes will be senior unsecured obligations of the Operating Partnership, guaranteed by VEREIT. The offering of the Notes is expected to close on October 16, 2018, subject to the satisfaction of customary closing conditions.

The offering and sale of the Notes was made pursuant to a free writing prospectus, preliminary prospectus supplement and final prospectus supplement pursuant to the Company’s effective registration statement on Form S-3 (File Nos. 333-211204 and 333-211204-01), each of which has been filed with the Securities and Exchange Commission (the “SEC”).

The Operating Partnership intends to use the net proceeds from the offering of Notes to repay borrowings under its revolving credit facility contemporaneously with, or shortly after, the closing of the offering.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary indemnification by the Company for losses or damages arising out of or in connection with the sale of the Notes.

The foregoing is a summary description of certain terms of the Underwriting Agreement and is qualified in its entirety by the text of the Underwriting Agreement attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any securities of the Company, including, without limitation, the Notes offered and to be sold pursuant to the free writing prospectus, preliminary prospectus supplement, final prospectus supplement and registration statement described above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 4, 2018, among the Operating Partnership, VEREIT and Wells Fargo Securities, LLC, BMO Capital Markets Corp., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SMBC Nikko Securities America, Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein

5.1	Opinion of Venable LLP

5.2	Opinion of Goodwin Procter LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.2)

Forward-Looking Statements

Information set forth herein contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s expectations regarding future events. Generally, words such as “may,” “will,” “seek,” “expects,” “anticipates,” “believes,” “targets,” “intends,” “should,” “estimates,” “could,” “continue,” “assumes,” “projects,” “plans,” “goals” or variations of such words and similar expressions identify forward-looking statements. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors which are difficult to predict, may be beyond the Company’s control and that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding the closing of the offering of the Notes and the use of proceeds therefrom. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the Operating Partnership’s ability to close the offering of Notes; the actual use of proceeds therefrom; and the other factors contained in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements included herein, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VEREIT, INC.

By:	/s/ Michael J. Bartolotta
Name:	Michael J. Bartolotta
Title:	Executive Vice President and Chief Financial Officer

VEREIT OPERATING PARTNERSHIP, L.P. By: VEREIT, Inc., its sole general partner

By:	/s/ Michael J. Bartolotta
Name:	Michael J. Bartolotta
Title:	Executive Vice President and Chief Financial Officer

Dated: October 9, 2018